UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2006
INSURANCE AUTO AUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Illinois	033-43247	95-3790111
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
(Address of principal executive offices) (Zip Code)
(708) 492-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Completion of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Exhibits
SIGNATURES
Exhibit Index
Stock Purchase Agreement
Credit Agreement Amendment
Assumption Agreement
Supplemental Indenture

Item 1.01 Entry into a Material Definitive Agreement.
     On June 29, 2006, Insurance Auto Auctions, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Bradley J. Hausfeld and Thomas L. Hausfeld (the “Sellers”). The disclosures provided in response to Item 2.01 of this current report on Form 8-K are incorporated herein by reference.
     On June 29, 2006, the Company entered into a First Amendment which amended and restated the Credit Agreement dated as of May 19, 2005, among Axle Holdings, Inc., Insurance Auto Auctions, Inc., Bear Stearns Corporate Lending Inc., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, GMAC Commercial Finance LLC, as a Co-Documentation Agent, ING Capital LC, as a Co-Documentation Agent, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as a Co-Documentation Agent, and the other financial institutions party thereto as Lenders (the “Credit Agreement Amendment”). There is no material relationship between the Company or its affiliates and any of the Lenders. The disclosures provided in response to Item 2.03 of this current report on Form 8-K regarding the amount of the obligation, including the terms of its payment, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the Company to recover from third parties, and a brief description of the other terms and conditions of the transaction or agreement that are material to the Company, are incorporated herein by reference.
     On June 29, 2006, Auto Disposal Systems, Inc., an Ohio corporation (“ADS”) and wholly-owned subsidiary of the Company, ADS Ashland, LLC, an Ohio limited liability company (“ADS Ashland”) and wholly-owned subsidiary of ADS, and ADS Priority Transport, LTD., an Ohio limited liability company (“ADS Priority”) and wholly-owned subsidiary of ADS, entered into an Assumption Agreement (the “Assumption Agreement”) in favor of Bear Stearns Corporate Lending Inc., as administrative agent (the “Administrative Agent”) for the banks and other financial institutions parties (the “Secured Parties”) to the Credit Agreement dated as of May 19, 2005, as amended and restated as of June 29, 2006, pursuant to which ADS, ADS Ashland and ADS Priority became parties to the Guarantee and Collateral Agreement, dated as of May 25, 2005 in favor of the Administrative Agent for the benefit of the Secured Parties. A copy of the Assumption Agreement is attached hereto as Exhibit 10.24 and is incorporated herein by reference. The foregoing description of the transaction and the Assumption Agreement is qualified in its entirety by reference to the full text of the Assumption Agreement.
     On June 29, 2006, ADS, ADS Ashland, ADS Priority (collectively, the “Guaranteeing Subsidiaries”), the Company, IAAI Services, Inc. and IAA Acquisition Corp. executed a Supplemental Indenture (the “Supplemental Indenture”) in favor of Wells Fargo Bank, National Association, as trustee under the Indenture dated as of April 1, 2005 (as amended, modified or supplemented from time to time, the “Indenture”) providing for the issuance of the Company’s 11% Senior Notes due 2013 (the “Notes”), pursuant to which the Guaranteeing Subsidiaries unconditionally guaranteed all of the Company’s obligations under the Notes and the Indenture. A copy of the Supplemental Indenture is attached hereto as Exhibit 10.25 and is incorporated herein by reference. The foregoing description of the transaction and the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     (a) Date of completion of the transaction: June 29, 2006.
     (b) Brief description of the assets involved: All of the outstanding shares of capital stock of Auto Disposal Systems, Inc., an Ohio corporation (“ADS”). ADS, which is headquartered in Dayton, Ohio, is engaged in the business of towing, appraising, auctioning and selling damaged, abandoned, repossessed, total loss, used and recovered theft vehicles.
     (c) Identity of the person(s) from whom the assets were acquired or to whom they were sold and the nature of any material relationship, other than in respect of the transaction, between such person(s) and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer: Bradley J. Hausfeld and Thomas L. Hausfeld (the “Sellers”). Neither the Company, nor any of its affiliates, directors or officers, nor any associate of any of the Company’s directors or officers, has any material relationship with the Sellers other than in respect of the transaction.

     (d) The nature and amount of consideration given or received for the assets: The aggregate purchase price is the sum of (i) $XXXX*, plus (ii) earn-out payments payable in August 2007 and August 2008 based on the number of vehicles sold in excess of certain threshold amounts during each of the one-year periods beginning on June 30, 2006 and June 30, 2007, such aggregate earn-out payments not to exceed $XXXX*. At closing, $XXXX* was held in escrow for release upon the satisfaction of certain conditions.
A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the transaction and the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 2.03	Completion of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     (a) If the registrant becomes obligated on a direct financial obligation that is material to the registrant, disclose the following information:
          (1) the date on which the registrant becomes obligated on the direct financial obligation and a brief description of the transaction or agreement creating the obligation: On June 29, 2006, the Company entered into the Credit Agreement Amendment.
          (2) the amount of the obligation, including the terms of its payment and, if applicable, a brief description of the material terms under which it may be accelerated or increased and the nature of any recourse provisions that would enable the registrant to recover from third parties: The Credit Agreement Amendment increased the term loan facility from $115 million to $230 million and continues to permit borrowings under the revolving facility of up to $50 million. Additionally, the Credit Agreement Amendment provides for an accordion feature which allows for up to a $50 million increase in the term loan facility by either existing or new lenders. The aggregate borrowing allowed under the Credit Agreement Amendment, without taking the accordion feature into account, is $280 million. Funding under the term loan portion of the Credit Agreement Amendment on the closing date was used, in part, to refinance the term loan under the existing credit facilities.
     In connection with the Credit Agreement Amendment, the term loan will be reamortized and payments of .25% of the outstanding principal on the term loan, as of December 31, 2006, will be due at that time and quarterly thereafter, with any and all amounts outstanding paid at maturity in 2012.
     In connection with the Credit Agreement Amendment, the interest rate on the term loans was reduced by 25 basis points. For purposes of calculating interest, loans under the Credit Agreement Amendment are designated as Eurodollar rate loans or, in certain circumstances, base rate loans, plus applicable borrowing margins. Eurodollar loans bear interest at the rate for deposits in dollars appearing on page 3570 of the Telerate screen as of 11:00 a.m., London time, two business days prior to the beginning of the applicable interest period, plus a borrowing margin as described below. Interest on Eurodollar rate loans is payable (i) as to any Eurodollar loan having an interest period of three months or less, on the last day of such interest period, and (ii) as to any Eurodollar loan having an interest period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such interest period and the last day of such interest period. Base rate loans bear interest at (a) the greater of (i) the rate most recently announced by the Bank of New York as its “prime rate” in effect at its principal office in New York City and (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement Amendment) plus 0.50% per annum, plus (b) a borrowing margin as described below. The margin varies from 2.25% to 2.75% on Eurodollar revolving loans and from 2.25% to 2.50% on Eurodollar term loans. The margin varies from 1.25% to 1.75% on base rate revolving loans and from 1.25% to 1.50% on base rate term loans. The amount of the margin is based on The Company’s leverage ratio. A commitment fee of 0.50% on the unused portion of the credit facilities is payable on a quarterly basis.
     The Company’s obligations under the senior credit facilities are guaranteed by each of its existing direct and indirect subsidiary. In addition, each future significant domestic subsidiary of the Company is required to guaranty those obligations. The senior credit facilities are secured by (1) all existing and future property and assets,

*	Confidential portions omitted pursuant to a request for confidential treatment and filed separately with the Commission.

real and personal, of the Company and each guarantor, subject to certain exceptions; (2) a pledge of 100% of the stock of each of the Company’s existing and future direct and indirect domestic subsidiaries; (3) a pledge of 65% of the stock of each of the Company’s future direct and indirect foreign subsidiaries; (4) all present and future intercompany debt of the Company and each guarantor; and (5) all proceeds of the assets described in clauses (1), (2), (3) and (4) of this sentence.
     Mandatory prepayments will be applied first to the base rate term loans and then to Eurodollar term loans.
     (3) a brief description of the other terms and conditions of the transaction or agreement that are material to the registrant: Under the senior credit facilities, the Company is required to meet specified restrictive financial covenants, including a maximum consolidated leverage ratio and minimum consolidated interest coverage ratio. The credit facilities also contain various other covenants that limit the Company’s ability to, among other things:
•	incur additional indebtedness, including guarantees;

•	create, incur, assume or permit to exist liens on property or assets;

•	engage in sales, transfers and other dispositions of the Company’s property or assets;

•	declare or pay dividends to, make distributions to, or make redemptions and repurchases from, equity holders;

•	make or commit to make capital expenditures over certain thresholds;

•	make loans and investments and enter into acquisitions and joint ventures;

•	prepay, redeem or repurchase the Company’s debt, or amend or modify the terms of certain material debt or certain other agreements; and

•	restrict the Company’s ability and the ability of the Company’s subsidiaries to pay dividends and make distributions.
The Company is required to make a mandatory annual prepayment of the term loan and the revolving loan in an amount equal to 75% of excess cash flow, as defined in the Credit Agreement Amendment, when the consolidated leverage ratio is 4.0x or greater, or 50% of excess cash flow when the consolidated leverage ratio is at least 3.0x but less than 4.0x. In addition, the Company is required to make a mandatory prepayment of the term loans with, among other things:
•	100% of the net cash proceeds of certain debt issuances, and sales and leasebacks of real property, subject to certain exceptions;

•	50% of the net cash proceeds from the issuance of additional equity interests; and

•	100% of the net cash proceeds from any property or asset sale or recovery event in an amount exceeding $2.5 million in any fiscal year, subject to certain exceptions and reinvestment requirements.
     A copy of the Credit Agreement Amendment is attached hereto as Exhibit 10.23 and is incorporated herein by reference. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

Item 9.01 Exhibits.

Exhibit
Number	Description of Exhibits
2.1	Stock Purchase Agreement, dated June 29, 2006, by and among Insurance Auto Auctions, Inc., Bradley J. Hausfeld and Thomas L. Hausfeld.*

In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules and exhibits to the Commission upon request.

10.23	First Amendment dated as of June 29, 2006, which amends and restates the Credit Agreement dated as of May 19, 2005, as amended and restated as of June 29, 2006, among Axle Holdings, Inc., Insurance Auto Auctions, Inc., Bear Stearns Corporate Lending Inc., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, GMAC Commercial Finance LLC, as a Co-Documentation Agent, ING Capital LC, as a Co-Documentation Agent, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as a Co-Documentation Agent, and the other financial institutions party thereto as Lenders.

10.24	Assumption Agreement, dated as of June 29, 2006, made by Auto Disposal Systems, Inc., an Ohio corporation, ADS Ashland, LLC, an Ohio limited liability company, ADS Priority Transport, LTD., an Ohio limited liability company , in favor of Bear Stearns Corporate Lending Inc., as administrative agent for the banks and other financial institutions parties to the Credit Agreement dated as of May 19, 2005, as amended and restated as of June 29, 2006.

10.25	Supplemental Indenture dated as of June 29, 2006, among Auto Disposal Systems, Inc., an Ohio corporation, ADS Ashland, LLC, an Ohio limited liability company, ADS Priority Transport, LTD., an Ohio limited liability company , Insurance Auto Auctions, Inc., an Illinois corporation, the other Subsidiary Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, s trustee under the Indenture referred to therein.

*	Confidential portions omitted pursuant to a request for confidential treatment and filed separately with the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insurance Auto Auctions, Inc.

	By:	/s/ Thomas C. O’Brien

Thomas C. O’Brien
Chief Executive Officer
Date: July 3, 2006

Exhibit Index

Exhibit
Number	Description of Exhibits
2.1	Stock Purchase Agreement, dated June 29, 2006, by and among Insurance Auto Auctions, Inc., Bradley J. Hausfeld and Thomas L. Hausfeld.*

In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase Agreement are omitted. We agree to furnish supplementally a copy of any omitted schedules and exhibits to the Commission upon request.

10.23	First Amendment dated as of June 29, 2006, which amends and restates the Credit Agreement dated as of May 19, 2005, among Axle Holdings, Inc., Insurance Auto Auctions, Inc., Bear Stearns Corporate Lending Inc., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, GMAC Commercial Finance LLC, as a Co-Documentation Agent, ING Capital LC, as a Co-Documentation Agent, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as a Co-Documentation Agent, and the other financial institutions party thereto as Lenders.

10.24	Assumption Agreement, dated as of June 29, 2006, made by Auto Disposal Systems, Inc., an Ohio corporation, ADS Ashland, LLC, an Ohio limited liability company, ADS Priority Transport, LTD., an Ohio limited liability company , in favor of Bear Stearns Corporate Lending Inc., as administrative agent for the banks and other financial institutions parties to the Credit Agreement dated as of May 19, 2005, as amended and restated as of June 29, 2006.

10.25	Supplemental Indenture dated as of June 29, 2006, among Auto Disposal Systems, Inc., an Ohio corporation, ADS Ashland, LLC, an Ohio limited liability company, ADS Priority Transport, LTD., an Ohio limited liability company , Insurance Auto Auctions, Inc., an Illinois corporation, the other Subsidiary Guarantors (as defined in the Indenture referred to therein) and Wells Fargo Bank, National Association, s trustee under the Indenture referred to therein.

*	Confidential portions omitted pursuant to a request for confidential treatment and filed separately with the Commission.